Exhibit 99.1

     Navigant Consulting Announces Settlement Agreement with City of Vernon

     CHICAGO--(BUSINESS WIRE)--Nov. 28, 2006--Navigant Consulting, Inc. (NYSE:NCI) announced today that it has reached an agreement with the City of Vernon to settle for $7.4 million all claims related to its previously disclosed dispute with the City. The settlement resolves the arbitrator's "Interim Award" of $37.4 million against the Company.

     The settlement relates to certain electric distribution maintenance services that the Company provided to the City prior to November 30, 2003. Since then, the Company no longer provides electric distribution maintenance services.

     As announced on October 26, 2006, the Company recorded a pre-tax charge and related accrued liability of $9.3 million ($5.6 million after tax) during the third quarter related to this matter. The Company expects to reduce the accrued liability and record a pre-tax benefit during the fourth quarter to reflect this final settlement.

     About Navigant Consulting

     Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change including healthcare, energy and financial and insurance services, and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

     Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. These statements are based upon management's current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: risks inherent in international operations, pace, timing and integration of acquisitions, management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, utilization rates, dependence on the expansion of and the increase in the Company's service offerings and staff, conflicts of interest, potential loss of clients, risks inherent with litigation, significant client assignments, professional liability, potential legislative and regulatory changes and general economic conditions. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the SEC under the "Risk Factors" sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and also undertakes no obligation to update any of its forward-looking statements after the date of this press release.


     CONTACT: Navigant Consulting, Inc.
              Ben W. Perks
              Executive Vice President and Chief Financial Officer
              312-573-5630
              or
              Andrew J. Bosman
              Executive Director of Marketing and Communications
              312-573-5631